CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-274631 and 333-274631-02 on Form S-3 and Registration Statement Nos. 333-151437, 333-172866, 333-183541, 333-209730 and 333-255801 on Form S-8 of our reports dated February 20, 2025, relating to the consolidated financial statements of LPL Financial Holdings Inc. and the effectiveness of LPL Financial Holdings Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
San Diego, California
February 20, 2025